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                                                                     EXHIBIT 4.2


                                     BY-LAWS

                                       OF

                               DRUG EMPORIUM, INC.

                          AMENDED AS OF APRIL 16, 1998


                            ARTICLE I - SHAREHOLDERS

1.1      Annual Meetings

         An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date, and at such time during the months of June or July as the Board of Directors shall each year fix, or if the Board of Directors fails to fix a date and time for the meeting any year, at 10:30 A.M. the third Tuesday of June of each year if not a legal holiday, but if that day is a legal holiday under Ohio law, the annual meeting shall be held on the first succeeding day which is not a Sunday or legal holiday. If for any reason the election of directors is not held at the annual meeting or any adjournment thereof, the Board of Directors shall cause the election to be held at a special shareholders' meeting as soon thereafter as is convenient. At such special meeting, the shareholders may elect directors and transact any other business with the same effect as at an annual meeting.

1.2      Special Meetings

         Special meetings of the shareholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by a majority of the Board of Directors or the chief executive officer. Upon delivery to the president or secretary of a request in writing for a shareholders' meeting by any persons entitled to call such meeting, it shall be the duty of the officer to whom the request was delivered to give notice to the shareholders of such meeting. Said request shall specify the objects or purposes and the date and hour for such meeting. The date shall be at least ten and not more than sixty days after delivery of the request. If, upon a request, such officer does not within five days call the meeting, the persons making such request may call it by giving notice as provided in Section 1.3 of these by-laws, or by causing it to be given by any designated representative.

1.3      Notice of Meetings

         Written notice of the place, date, and time of all meetings of the shareholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the certificate of incorporation).

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

1.4      Quorum

         At any meeting of the shareholders, the holders of one-third of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.



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         If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

         If a notice of any adjourned special meeting of share-holders is sent to all shareholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

1.5      Organization

         Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

1.6      Conduct of Business

         The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

1.7      Proxies and Voting

         At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

         Each shareholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

         All voting, except where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a shareholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         All elections of directors shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

1.8      Stock List

         A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order and showing the address of each such shareholder and the number of shares registered in his name, shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such shareholder who is present. This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

1.9      Procedures for Nomination of Directors

         Unless nominated by a majority for the Board of Directors, no nomination of any candidate for election by stockholders as a director shall be eligible for consideration unless a written statement setting forth such candidate's name, qualifications and background is delivered to the Board of Directors not less than sixty (60) days prior to the annual or special meeting at which such business is to occur.



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1.10     Procedures for Proposing Consideration of Business

         Unless proposed by a majority of the Board of Directors, no business shall be eligible for consideration at annual or special meetings of stockholders unless a written statement setting forth the business and the purpose therefor is delivered to the Board of Directors not less than sixty (60) days prior to the annual or special meeting at which such business is to occur.


                         ARTICLE II - BOARD OF DIRECTORS


2.1      Number and Term of Office

         The number of directors who shall constitute the whole board shall be such number not less than three nor more than fifteen as the Board of Directors shall at the time have designated. Unless otherwise fixed by the Board of Directors, the number of directors who shall constitute the whole board shall be seven (7).

         Whenever the authorized number of directors is increased between annual meetings of the shareholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

2.2      Vacancies

         If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term.

2.3      Regular Meetings

         Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

2.4      Special Meetings

         Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the chief executive officer and shall be held at the principal office of the Company or such other place as approved by a majority of the directors, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by giving notice by telephone, telecopy, facsimile, E-mail, telegram or other similar method not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

2.5      Quorum

         At any meeting of the Board of Directors, one-third of the total number of the whole board, but not less than two, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

2.6      Participation in Meetings by Conference Telephone

         Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.



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2.7      Conduct of Business

         At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

2.8      Powers

         The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

         (1) To declare dividends from time to time in accordance with law;

         (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

         (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

         (4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

         (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

         (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

         (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and,

         (8) To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the corporation's business and affairs.

2.9      Compensation of Directors

         Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

2.10     Resignation of Directors

         Any director may resign by giving written notice to the president or secretary of the corporation. Such resignation shall be effective at the time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.




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                            ARTICLE III - COMMITTEES


3.1      Committees of the Board of Directors

         The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

3.2      Conduct of Business

         Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                              ARTICLE IV - OFFICERS


4.1      Generally

         The officers of the corporation shall consist of a chief executive officer, president, one or more vice-presidents, a secretary, a treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors. There may, in addition, be a chairman of the board, at any times during which the Board of Directors shall see fit to cause such office to be filled. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of shareholders. Each officer shall hold his/her office until his/her successor is elected and qualified or until his/her earlier resignation or removal. Any number of offices may be held by the same person. The Board of Directors shall fix the compensation of each officer, if any.

4.2      The Chairman of the Board

         The Chairman of the Board, if and while there be an incumbent of the office, shall preside at all meetings of the shareholders and of the directors at which he/she is present. He/she shall see that all orders and resolutions of the Board of Directors are carried into effect. He/she shall from time to time report to the Board of Directors all matters within his/her knowledge which the interest of the corporation may require to be brought to the notice of the Board.

4.3      The Chief Executive Officer

         The Chief Executive Officer of the corporation, subject to the provisions of these by-laws and to the direction of the Board of Directors, shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive or which are delegated to him/her by the Board of Directors. He/she shall have general supervision and direction of all of the other officers and agents of the corporation. He/she shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. Provided, however, that when there is no incumbent of this office the President shall be Chief Executive Officer.



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4.4      President

         The President shall be the Chief Operating Officer of the corporation. He/she shall have responsibility for general operation and supervision of the affairs and business of the corporation and shall perform all additional duties and have all additional powers which are delegated to him/her by the Chief Executive Officer. He/she shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized.

4.5      Vice Presidents

         Each vice-president shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the president, the vice-president who has served in such capacity for the longest time shall perform the duties and exercise the powers of the president.

4.6      Treasurer

         The treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He/she shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial conditions of the corporation.

4.7      Secretary

         The secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors. He/she shall have charge of the corporate books.

4.8      Delegation of Authority

         The Board of Directors may form time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

4.9      Removal

         Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

4.10     Action with Respect to Securities of Other Corporations

         Unless otherwise directed by the Board of Directors, the Chief Executive Officer or the President shall have the power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.


                                ARTICLE V - STOCK


5.1      Certificates of Stock

         Each shareholder shall be entitled to a certificate signed by, or in the name of the corporation by, the chief executive officer the president or a vice-president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

5.2      Transfers of Stock

         Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is




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issued in accordance with 5.4 of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

5.3      Record Date

         The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of shareholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the shareholders who are entitled: to notice of or to vote at any meeting of shareholders or any adjournment thereof, to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

5.4      Lost, Stolen or Destroyed Certificates

         In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

5.5      Regulations

         The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                              ARTICLE VI - NOTICES


6.1      Notices

         Whenever notice is required to be given to any shareholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such shareholder, director, officer or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

6.2      Waivers

         A written waiver of any notice, signed by a shareholder, director, officer, or agent whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director officer or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                           ARTICLE VII - MISCELLANEOUS


7.1      Facsimile Signatures

         In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or committee thereof.

7.2      Corporate Seal

         The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by any assistant secretary or assistant treasurer.


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7.3      Reliance upon Books, Reports and Records

         Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

7.4      Fiscal Year

         The fiscal year of the corporation shall be fixed by the Board of Directors.

7.5      Time Period

         In applying any provision of these by-laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.




                            ARTICLE VIII - AMENDMENTS


8.1      Amendments

         These by-laws may be amended or added to, or repealed and superseded by new by-laws by the directors of the Company or as provided in the Restated Certificate of Incorporation.